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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)              September 30, 1997


                           Commission File No 0-15949 INTERNATIONAL
                   MICROCOMPUTER SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


              CALIFORNIA                                        94-2862863
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                         identification No.)

1895 EAST FRANCISCO BLVD., SAN RAFAEL, CA                         94901
(Address of principal executive offices)                        (Zip code)

                                 (415) 257-3000
               (Registrant's telephone number including area code)


ITEM 2.  Acquisition or Disposition of Assets.

On September 30, 1997, the Company acquired the rights to products in the CAD, diagramming and consumer categories from Corel Corporation, in exchange for shares of the Company's common stock and cash to the value of approximately $5.6 million, in addition to further royalties and development payments. The transaction will be accounted for as a purchase, and it is expected that the majority of the acquisition price will be expensed primarily as in process research and development in the quarter ending September 30, 1997.

Under a separate arrangement, the Company plans to hire approximately 20 Corel employees and will establish a development center in Ottawa, Canada.

The products acquired by the Company include CorelCAD(TM) Modeler, CorelCAD Technical, CorelFLOW(TM), Corel(R) Click & Create(TM), Corel Lumiere(TM), Corel Family Tree Suite(TM), Corel(R) Family Publisher(TM) and Corel Personal Architect(TM).







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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATE: October 14, 1997        INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.





                              By: /s/ MARTIN SACKS
                                 -----------------------------------------------
                                      Martin Sacks
                                      Chief Executive Officer, President
                                      (Principal Executive Officer)


                             By: /s/ Kenneth Fineman
                                 -----------------------------------------------
                                     Kenneth Fineman
                                     Vice President and Finance & Chief
                                     Financial Officer
                                     (Principal Financial Officer)